Exhibit 10.19
IRREVOCABLE PROXY
     The undersigned, on behalf of SunCoast Holdings, Inc., a Delaware corporation (“SH”) and sole shareholder of Brandywine Insurance Holdings, Inc., a Delaware corporation (“BIH”) and Patriot Risk Management, Inc., a Delaware corporation (“PRM”, and collectively with BIH, the “Companies”), pursuant to and subject to Brooke Credit Corporation, a Kansas corporation (“BCC”) securing a loan to SH, BIH and Patriot Risk Services, Inc., a Delaware corporation (“PRS”), which loan is to be used in part to capitalize Guarantee Insurance Company, a South Carolina domiciled insurance company, hereby nominates and appoints BCC as its true and lawful attorney and proxy (the "Appointee”), with power of substitution, to vote upon all of the shares of the undersigned in the Companies standing in the name of SH as of the date hereof or hereafter (the “Shares”) at any meetings of the shareholders of the Companies upon the uncured default of SH, BIH and PRS on the aforementioned loan and subject to the terms and conditions of the Stock Pledge Agreement by and between SH and BCC of even date herewith. The Appointee is to have all of the powers the undersigned would possess if present personally or otherwise duly represented at any such meetings. In addition, this Irrevocable Proxy entitles the Appointee to also execute any and all consents of shareholders of the Companies executed in lieu of the holding of any such shareholder meetings.
     The undersigned hereby affirms that this Irrevocable Proxy is coupled with an interest sufficient under the laws of the State of Delaware to support an irrevocable proxy. SH hereby ratifies and confirms all that the Appointee of this Irrevocable Proxy may lawfully do or cause to be done by virtue of this Irrevocable Proxy. SH acknowledges and agrees that the irrevocable proxy granted to the Appointee by this Irrevocable Proxy shall not terminate by operation of law, whether by bankruptcy, insolvency or the occurrence of any other event.
     SH further acknowledges and agrees that this Irrevocable Proxy relates to all voting rights with respect to the Shares and does not relate to any other rights incident to the ownership of the Shares (including, without limitation, the right of the undersigned to receive dividends and the right to receive the consideration from any sale of the Shares).
     This Irrevocable Proxy is governed by the laws of the State of Delaware, without giving effect to any conflict of laws principles therein.
     THIS IRREVOCABLE PROXY WILL REMAIN IN FULL FORCE AND EFFECT AND BE ENFORCEABLE AGAINST ANY DONEE, TRANSFEREE OR ASSIGNEE OF THE SHARES UNTIL THE INTEREST WITH WHICH IT IS COUPLED IS EXTINGUISHED.
Dated: